                                 Exhibit 23.1

                         Consent of Ernst & Young LLP.

We consent to the incorporation by reference of our report dated August 14, 1998, with respect to the consolidated financial statements of Matrix Service Company included in this Annual Report (Form 10-K/A) for the year ended May 31, 1998, in the following registration statements.



  Matrix Service Company 1990 Incentive         Form S-8    File No. 33-36081
  Stock Option Plan


  Matrix Service Company 1991 Stock Option      Form S-8    File No. 333-56945
  Plan, as amended


  Matrix Service Company 1995 Nonemployee       Form S-8    File No. 333-2771
  Directors' Stock Option Plan



                                                               Ernst & Young LLP

Tulsa, Oklahoma
August 23, 1999